Exhibit 1

EMBRAER REPORTS FIRST QUARTER 2007 DELIVERIES AND COMPANY BACKLOG

Total Company backlog sets new record

São José dos Campos, April 16, 2007 – Embraer announces its first quarter 2007 (deliveries and Company backlog for the Commercial Aviation, Executive Aviation, and Defense and Government segments.

The Company’s firm order backlog increased from US$14.8 billion in the fourth-quarter of 2006 to a record US$15 billion in the first quarter of 2007.

In the same period, deliveries totaled 25 jets.  Embraer has taken action regarding the supply chain and industrial process for manufacturing wings, in order to overcome the difficulties reported last year.  The delivery forecast for 2007 is maintained at 165-170 aircraft, of which 40% are expected to be delivered in the first semester.

In the first three months of the year, a total of 25 jets were delivered, as follows:

Deliveries by Segment	1Q07

Commercial Aviation	20
EMBRAER 170	2
EMBRAER 175	4
EMBRAER 190	12
EMBRAER 195	2
Executive Aviation	5
Legacy 600	5
Defense and Government *	—
TOTAL	25

* Includes only deliveries of executive jets configured for transporting public authorities and aircraft delivered to state-run airlines.

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa		China

Rosana Dias	Pedro Ferraz	Stéphane Guilbaud	Catherine Fracchia	Tracy Chen
rosana.dias@embraer.com.br	pedro.ferraz@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr	tracy.chen@bjs.embraer.com
Cell: (+55 12) 9724 4929	Cell: (+1 954) 651 1871	Cell: (+33 6) 7522 8519	Cell: (+33 6) 7523 6903	Cell: (+86) 1391 018 2281
Tel.: (+55 12) 3927 1311	Tel.: (+1 954) 359 3414	Tel.: (+33 1) 4938 4455	Tel.: (+33 1) 4938 4530	Tel.: (+86 10) 6505 5045
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456	Fax: (+86 10) 6505 9866

In the Commercial Aviation segment, Embraer’s book order, by product, was as follows, on March 31 2007:

Aircraft Type	Firm Orders	Options	Deliveries	Firm Order Backlog

ERJ 145 Family
ERJ 135	108	—	108	—
ERJ 140	74	—	74	—
ERJ 145	732	132	679	53
Total - ERJ 145 Family	914	132	861	53
EMBRAER 170/190 Family
EMBRAER 170	160	130	130	30
EMBRAER 175	99	136	29	70
EMBRAER 190	327	241	65	262
EMBRAER 195	44	51	5	39
Total - EMBRAER 170/190 Family	630	558	229	401
TOTAL	1,544	690	1,090	454

Note: Deliveries and firm order backlog includes orders for the Defense and Government segment placed by state-run airlines (Satena and TAME).

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Note to Editors

Embraer (Empresa Brasileira de Aeronáutica S.A. - NYSE: ERJ; Bovespa: EMBR3) is the world’s largest manufacturer of Commercial jets up to 120 seats, and one of Brazil’s leading exporters. Embraer’s headquarters are located in São José dos Campos, São Paulo, and it has offices, industrial operations and customer service facilities in Brazil, the United States, France, Portugal, China and Singapore.  Founded in 1969, the Company designs, develops, manufactures and sells aircraft for the Commercial Aviation, Executive Aviation, and Defense and Government segments. The Company also provides after sales support and services to customers worldwide. On March 31, 2007, Embraer had a workforce of 21,005 employees and a firm order backlog of US$15.0 billion.

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa		China

Rosana Dias	Pedro Ferraz	Stéphane Guilbaud	Catherine Fracchia	Tracy Chen
rosana.dias@embraer.com.br	pedro.ferraz@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr	tracy.chen@bjs.embraer.com
Cell: (+55 12) 9724 4929	Cell: (+1 954) 651 1871	Cell: (+33 6) 7522 8519	Cell: (+33 6) 7523 6903	Cell: (+86) 1391 018 2281
Tel.: (+55 12) 3927 1311	Tel.: (+1 954) 359 3414	Tel.: (+33 1) 4938 4455	Tel.: (+33 1) 4938 4530	Tel.: (+86 10) 6505 5045
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456	Fax: (+86 10) 6505 9866

This document may contain projections, statements and estimates regarding circumstances or events yet to take place. Those projections and estimates are based largely on current expectations, forecasts on future events and financial tendencies that affect the Company’s businesses. Those estimates are subject to risks, uncertainties and suppositions that include, among others: general economic, political and trade conditions in Brazil and in those markets where the Company does business; expectations on industry trends; the Company’s investment plans; its capacity to develop and deliver products on the dates previously agreed upon, and existing and future governmental regulations. The words “believe”, “may”, “is able”, “will be able”, “intend”, “continue”, “anticipate”, “expect” and other similar terms are supposed to identify potentialities. The Company does not feel compelled to publish updates nor to revise any estimates due to new information, future events or any other facts. In view of the inherent risks and uncertainties, such estimates, events and circumstances may not take place. The actual results can therefore differ substantially from those previously published as Company expectations.

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa		China

Rosana Dias	Pedro Ferraz	Stéphane Guilbaud	Catherine Fracchia	Tracy Chen
rosana.dias@embraer.com.br	pedro.ferraz@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr	tracy.chen@bjs.embraer.com
Cell: (+55 12) 9724 4929	Cell: (+1 954) 651 1871	Cell: (+33 6) 7522 8519	Cell: (+33 6) 7523 6903	Cell: (+86) 1391 018 2281
Tel.: (+55 12) 3927 1311	Tel.: (+1 954) 359 3414	Tel.: (+33 1) 4938 4455	Tel.: (+33 1) 4938 4530	Tel.: (+86 10) 6505 5045
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456	Fax: (+86 10) 6505 9866

Attachment:

FIRM ORDER BACKLOG
March 31, 2007

Customer	Firm Orders	Delivered	Firm Order Backlog

ERJ 135	108	108	—
American Eagle (USA)	40	40	—
British Midland (UK)	3	3	—
City Airline AB (Sweden)	2	2	—
ExpressJet (USA)	30	30	—
Flandre Air (France)	3	3	—
Jet Magic (Ireland)	1	1	—
Luxair (Luxembourg)	2	2	—
Pan Européenne (France)	1	1	—
Proteus (France)	3	3	—
Regional Airlines (France)	3	3	—
Republic Airways (USA)	15	15	—
South African Airlink (South Africa)	5	5	—

Customer	Firm Orders	Delivered	Firm Order Backlog

ERJ 140	74	74	—
American Eagle (USA)	59	59	—
Republic Airways (USA)	15	15	—

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa		China

Rosana Dias	Pedro Ferraz	Stéphane Guilbaud	Catherine Fracchia	Tracy Chen
rosana.dias@embraer.com.br	pedro.ferraz@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr	tracy.chen@bjs.embraer.com
Cell: (+55 12) 9724 4929	Cell: (+1 954) 651 1871	Cell: (+33 6) 7522 8519	Cell: (+33 6) 7523 6903	Cell: (+86) 1391 018 2281
Tel.: (+55 12) 3927 1311	Tel.: (+1 954) 359 3414	Tel.: (+33 1) 4938 4455	Tel.: (+33 1) 4938 4530	Tel.: (+86 10) 6505 5045
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456	Fax: (+86 10) 6505 9866

Customer	Firm Orders	Delivered	Firm Order Backlog

ERJ 145	732	679	53
Aerolitoral (Mexico)	5	5	—
Air Caraibes (Guadalupe)	2	2	—
Alitalia (Italy)	14	14	—
American Eagle (USA)	118	118	—
Axon (Greece)	3	3	—
British Midland (UK)	9	9	—
British Regional Airlines (UK)	23	23	—
Brymon (UK)	7	7	—
China Southern (China)	6	6	—
China Eastern Jiangsu (China)	5	5	—
China Eastern Wuhan (China)	5	2	3
Cirrus (Germany)	1	1	—
ExpressJet (USA)	245	245	—
ERA (Spain)	2	2	—
Flandre Air (France)	5	5	—
GECAS (PB Air - Thailand)	2	2	—
HNA Group (China)	50	—	50
KLM EXEL (Holand)	2	2	—
Lot Polish (Poland)	14	14	—
Luxair (Luxembourg)	9	9	—
Mesa (USA)	36	36	—
Portugalia (Portugal)	8	8	—
Proteus (France)	8	8	—
Regional (France)	15	15	—
Republic Airways (USA)	60	60	—
Rheintalflug (Austria)	3	3	—
Rio Sul (Brazil)	16	16	—
Satena (Colombia)	3	3	—
Sichuan (China)	5	5	—
Skyways (Sweden)	4	4	—
Swiss (Switzerland)	25	25	—
Transtates (USA)	22	22	—

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa		China

Rosana Dias	Pedro Ferraz	Stéphane Guilbaud	Catherine Fracchia	Tracy Chen
rosana.dias@embraer.com.br	pedro.ferraz@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr	tracy.chen@bjs.embraer.com
Cell: (+55 12) 9724 4929	Cell: (+1 954) 651 1871	Cell: (+33 6) 7522 8519	Cell: (+33 6) 7523 6903	Cell: (+86) 1391 018 2281
Tel.: (+55 12) 3927 1311	Tel.: (+1 954) 359 3414	Tel.: (+33 1) 4938 4455	Tel.: (+33 1) 4938 4530	Tel.: (+86 10) 6505 5045
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456	Fax: (+86 10) 6505 9866

Customer	Firm Orders	Delivered	Firm Order Backlog

EMBRAER 170	160	130	30
Alitalia (Italy)	6	6	—
Cirrus (Germany)	2	2	—
EgyptAir (Egypt)	6	—	6
Finnair (Finland)	10	10	—
GECAS (USA)	9	8	1
Lot Polish (Poland)	6	6	—
Paramount (India)	2	2	—
Republic Airlines (USA)	48	48	—
Satena (Colombia)	2	2	—
Saudi Arabian Airlines (Saudi Arabia)	15	15	—
Sirte Oil (Libya)	1	1	—
Swiss (Switzerland)	15	—	15
South African Airlink (South Africa)	2	—	2
TAME (Ecuador)	2	2	—
US Airways (USA)	28	28	—
Virgin Blue (Australia)	6	—	6

Customer	Firm Orders	Delivered	Firm Order Backlog

EMBRAER 175	99	29	70
Air Canada (Canada)	15	15	—
Air Caraibes (Guadeloupe)	1	1	—
GECAS (USA)	5	5	—
Lot Polish (Poland)	4	4	—
Northwest Airlines (USA)	36	—	36
Republic Airlines (USA)	30	4	26
Undisclosed	8	—	8

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa		China

Rosana Dias	Pedro Ferraz	Stéphane Guilbaud	Catherine Fracchia	Tracy Chen
rosana.dias@embraer.com.br	pedro.ferraz@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr	tracy.chen@bjs.embraer.com
Cell: (+55 12) 9724 4929	Cell: (+1 954) 651 1871	Cell: (+33 6) 7522 8519	Cell: (+33 6) 7523 6903	Cell: (+86) 1391 018 2281
Tel.: (+55 12) 3927 1311	Tel.: (+1 954) 359 3414	Tel.: (+33 1) 4938 4455	Tel.: (+33 1) 4938 4530	Tel.: (+86 10) 6505 5045
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456	Fax: (+86 10) 6505 9866

Customer	Firm Orders	Delivered	Firm Order Backlog

EMBRAER 190	327	65	262
Air Canada (Canada)	45	22	23
Air Caraibes (Guadeloupe)	1	—	1
AeroRepublica (Colombia)	5	4	1
Copa (Panama)	15	6	9
Finnair (Finland)	10	2	8
GECAS (USA)	17	—	17
HNA Group (China)	50	—	50
JetBlue (USA)	101	25	76
M1 Travel (Switzerland)	5	—	5
Regional (France)	6	2	4
TAME (Ecuador)	1	1	—
US Airways (USA)	57	3	54
Virgin Blue (Australia)	14	—	14

Customer	Firm Orders	Delivered	Firm Order Backlog

EMBRAER 195	44	5	39
Alpi Eagles (Italy)	5	—	5
Flybe (UK)	14	3	11
GECAS (USA)	6	2	4
Royal Jordanian (Jordan)	4	—	4
Swiss (Switzerland)	15	—	15

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa		China

Rosana Dias	Pedro Ferraz	Stéphane Guilbaud	Catherine Fracchia	Tracy Chen
rosana.dias@embraer.com.br	pedro.ferraz@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr	tracy.chen@bjs.embraer.com
Cell: (+55 12) 9724 4929	Cell: (+1 954) 651 1871	Cell: (+33 6) 7522 8519	Cell: (+33 6) 7523 6903	Cell: (+86) 1391 018 2281
Tel.: (+55 12) 3927 1311	Tel.: (+1 954) 359 3414	Tel.: (+33 1) 4938 4455	Tel.: (+33 1) 4938 4530	Tel.: (+86 10) 6505 5045
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456	Fax: (+86 10) 6505 9866